UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2014

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,
Suite 105, Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 29, 2014, InnSuites Hospitality Trust (“IHT”) with its subsidiary RRF Limited Partnership obtained a $400,000 unsecured demand note from Guy C. Hayden III (the “Lender”) with an interest rate of 7.0% annum on the unpaid balance. Interest only payments are due monthly and not prepayment penalties exist. The note is due On Demand or on February 15, 2018, whichever occurs first.

The foregoing description is not intended to be complete and is qualified in its entirety by reference to the full text of the Promissory Demand Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01           Regulation FD Disclosure

On December 29, 2014, InnSuites Hospitality Trust Board of Trustees approved the appointment of First American Stock Transfer, Inc. as its transfer agent and shareholder support provider, effective February 1, 2015. The Company’s registered investor accounts will be transferred shortly after February 1, 2015.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Promissory Demand Note, dated December 29, 2014 executed by InnSuites Hospitality Trust and RRF Limited Partnership, as Buyer and Guy C. Hayden III, as Lender.

99.1	January 5, 2015 IHT Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:  /s/ Adam B. Remis

Adam B. Remis

Chief Financial Officer

 Date:  January 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Demand Note, dated December 29, 2014 executed by InnSuites Hospitality Trust and RRF Limited Partnership, as Buyer and Guy C. Hayden III, as Lender.

99.1	January 5, 2015 IHT Press Release